SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2006

UNITEDHEALTH GROUP INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota	0-10864	41-1321939
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

UnitedHealth Group Center, 9900 Bren Road East, Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 936-1300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

UnitedHealth Group Incorporated (the “Company”) has substantially completed its internal analysis of the October 15, 2006 WilmerHale report to the Independent Committee of the Board of Directors (the “Board”) on stock option programs of the Company and is working expeditiously to complete its final review of accounting adjustments based on the determination of the applicable accounting measurement dates, the impact of variable accounting treatment for certain stock options (which principally relates to stock options granted in and prior to 2000) and the resulting tax implications. As a result, the Company expects to recognize non-cash charges for stock-based compensation expense which are likely to be material for certain periods covered in the review. Although the Company is not yet able to determine the final amount of such non-cash charges and additional cash charges resulting from potential tax liabilities, the Company anticipates that it will be significantly greater than the estimate contained in its Form 10-Q for the quarter ended March 31, 2006.

Accordingly, on November 7, 2006, management of the Company concluded, and the Audit Committee of the Board (the “Audit Committee”) approved the conclusion, that due solely to the stock option matter, the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006 and similar communications issued by the Company for such periods, and the related reports of the Company’s independent registered public accounting firm should no longer be relied upon. The Company will review its analysis and proposed restatement adjustments with the SEC prior to completing its restatement and is working as quickly as possible to return to current filing status. The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02(a) with Deloitte & Touche LLP, the Company’s independent registered public accounting firm.

Additionally, management reevaluated the Management Report on Internal Control over Financial Reporting included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Management Internal Control Report”). The Company has determined that it had a material weakness in internal control over financial reporting relating to stock option plan administration and accounting for and disclosure of stock option grants as of December 31, 2005. The existence of a material weakness as of December 31, 2005 would preclude management from concluding that the Company’s internal control over financial reporting was effective as of December 31, 2005. The Company intends to amend its 2005 Management Internal Control Report and expects to receive an adverse opinion on the Company’s internal control over financial reporting as of December 31, 2005 from Deloitte & Touche LLP, the Company’s independent registered public accounting firm. As a result of the material weakness related solely to stock option plan administration and accounting for and disclosure of stock option grants, the Company also expects to report that its disclosure controls and procedures were not effective as of December 31, 2005.

The Company has substantially remediated this material weakness in internal controls by taking significant actions in 2006 to strengthen the Company’s controls relating to stock option plan administration and accounting for and disclosure of stock option grants as disclosed in the Company’s Form 10-Q for the quarter ended March 31, 2006 and in the Company’s Form 12b-25 filed with SEC on August 10, 2006, including the following:

•	Created and approved, an internal policy to specifically address equity award approval requirements, award levels, award date requirements, awards to individuals with significant stock ownership, modifications to existing awards, and review of and amendments to equity award policies;

•	Engaged an outside professional services firm to advise the Company on improving the design of the control environment around the Company’s equity award initiation and modification, equity award approval, equity award administration and equity exercise administration processes;

•	Evaluated and enhanced the design and documentation of the end-to-end process for equity compensation, including grant initiation, grant approval, grant administration, exercise administration and grant modification;

•	Evaluated, strengthened and implemented processes and controls throughout the end-to-end process for equity compensation, including controls to ensure cross-functional communication and controls around the oversight and approval for all equity grant activity;

•	Conducted testing of controls relating to equity award initiation and modification, equity award approval, equity award administration and equity exercise administration processes;

•	Implemented quarterly meetings of appropriate staff and management from legal, finance, tax and human resources to review equity grant activity and results of control testing; and

•	Held various training and education sessions with senior management and staff.

As a result of these actions, as of September 30, 2006, the Company has substantially remediated the material weakness that existed as of December 31, 2005.

A copy of the press release dated November 8, 2006 announcing the matters stated above is filed herewith as Exhibit 99.1 and is incorporated in this Item 4.02 by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensation Arrangements of Certain Officers.

Employment Agreement with Stephen J. Hemsley

On November 7, 2006, the Board entered into an employment agreement with Stephen J. Hemsley, currently Chief Operating Officer and President, effective when he becomes Chief Executive Officer on or before December 1, 2006.

The employment agreement provides for a four-year term, which will extend automatically for additional one-year periods unless sooner terminated in accordance with the terms of the employment agreement. During the period of his employment, the Board will nominate Mr. Hemsley for election by the shareholders of the Company to the Board.

Under the employment agreement, Mr. Hemsley will receive a base salary of $1,300,000, with any increases in the sole discretion of the Compensation and Human Resources Committee of the Board (the “Compensation Committee”). The employment agreement does not set any minimum or target level for any bonus or other incentive compensation. All bonus and incentive compensation is solely at the discretion of the Compensation Committee and ultimately the independent members of the Board. Mr. Hemsley is eligible to participate in the Company’s generally available employee benefit programs. The Company previously announced on May 1, 2006 that it was discontinuing equity based awards for a small number of the Company’s most senior and longest tenured executives, including Mr. Hemsley, for whom equity positions are well established from prior years of service.

Upon termination of Mr. Hemsley’s employment for any reason, he is entitled to a previously accrued and vested lump sum supplemental retirement benefit of $10,703,229, to be paid six months and one day after his termination. As previously announced, the amount of the lump sum retirement benefit has been frozen at the amount accrued as of May 1, 2006 and will not increase or otherwise vary, regardless of Mr. Hemsley’s age, years of service or average compensation at the time of his actual termination.

If Mr. Hemsley’s employment is terminated by the Company without Cause (as defined in the employment agreement, generally meaning willful and continued failure to perform his duties after written notice, a violation of the Company’s Code of Conduct or conviction of a felony), other than expiration of the term of the employment agreement, or by Mr. Hemsley for Good Reason (as defined in the employment agreement, generally meaning an assignment to duties inconsistent with his position, a relocation of the Company’s principal place of business, failure by the Company to elect Mr. Hemsley as Chief Executive Officer or failure by the Board to nominate Mr. Hemsley to serve on the Board), the Company will pay Mr. Hemsley his annual salary for the longer of the remainder of the term under the employment agreement or 12 months.

If Mr. Hemsley’s employment is terminated because of his death or permanent disability, the Company will pay him or his beneficiaries two years’ total compensation of base salary plus the last two years’ average bonus, excluding any special or one-time bonus or incentive compensation payments.

If Mr. Hemsley is terminated by the Company for Cause, by Mr. Hemsley without Good Reason or because of his retirement or expiration of the term of the employment agreement, he will not be entitled to any further compensation from the Company other than earned but unpaid salary and benefits.

Pursuant to the employment agreement, Mr. Hemsley is subject to provisions prohibiting his solicitation of the Company’s employees or competing with the Company during the term of the employment agreement and the longer of two years following termination or the period that severance payments are made to him under the employment agreement. In addition, he is prohibited at all times from disclosing confidential information related to the Company.

The above summary of the material terms of Mr. Hemsley’s employment agreement is qualified by reference to the complete text of the employment agreement filed herewith as Exhibit 10.1 and is incorporated in this Item 5.02 by reference. The summary also amends the Company’s Current Report on Form 8-K filed with the SEC on October 16, 2006.

Information regarding Mr. Hemsley’s business experience, directorships and other information required by this Item 5.02 can be found in the Company’s proxy statement filed with the SEC on April 7, 2006. Mr. Hemsley has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Appointment of G. Mike Mikan as Executive Vice President and Chief Financial Officer

The Company appointed G. Mike Mikan to serve as Executive Vice President and Chief Financial Officer of the Company, effective November 7, 2006. The Company expects to enter into a new employment agreement with Mr. Mikan which will be retroactive to November 7, 2006 and will file an amendment to this Form 8-K to disclose the material terms of the employment agreement within four business days of the entry into such employment agreement.

Mr. Mikan, age 35, was Senior Vice President of Finance of the Company from February 2006 to November 2006. He served as the Chief Financial Officer for the Company’s UnitedHealthcare division, a $35 billion operation, and as President of UnitedHealth Networks from June 2004 to February 2006. He was Chief Financial Officer of the Company’s Specialized Care Services division from 2001 to 2004, prior to which he was an executive in the Company’s corporate development group, which is responsible for its merger and acquisition activities. In his prior roles with the Company Mr. Mikan had no direct involvement with the Company’s stock option administration or accounting for stock options. Mr. Mikan has not been directly or indirectly involved in any transaction, proposed transaction, or series of similar transactions with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Mikan succeeds Patrick J. Erlandson, who resigned as Chief Financial Officer of the Company, effective November 7, 2006. Mr. Erlandson, who had served as the Company’s principal financial and principal accounting officer, is transferring to an operational role within the Company as previously planned.

Amendments to Option Agreements of Current Management

Mr. Hemsley has agreed to have the exercise prices of all options with recorded grant dates between 1997, when he commenced employment at the Company, and 2002 reset to the highest share price during the recorded grant year for each particular option, except that in the case of certain options with recorded grant years in or prior to 1999, the exercise prices will be reset to the highest share price in 2000.

An additional group of senior executives, including the Company’s Section 16 officers (Tracy L. Bahl, William A. Munsell, Lois E. Quam, Robert J. Sheehy, and David S. Wichmann) and

certain business segment Chief Executive Officers and Mr. Erlandson, have agreed to have the exercise prices of all options with recorded grant dates between 1994 and 2002 reset to the closing price of the Company’s common stock on the accounting measurement date for each grant when finally determined.

Mr. Hemsley and the senior executives have also agreed to increase the exercise prices of certain post-2002 vested, in-the-money options on a pro rata basis to account for the value attributable to options previously exercised with recorded grant dates in the relevant time period.

In addition, Mr. Hemsley has acted to relinquish any personal benefit from option grants that were suspended in 1999 and reinstituted in August 2000.

Arrangements with William W. McGuire, M.D. and David J. Lubben

William W. McGuire, M.D., departing Chief Executive Officer of the Company, has agreed to have the exercise prices of all options with recorded grant dates between 1994 and 2002 reset to the highest share price during the recorded grant year for each particular option, except that in the case of certain options with recorded grant years in or prior to 1999, the exercise prices will be reset to the highest share price in 2000.

David J. Lubben, former General Counsel and Secretary of the Company, has agreed to have the exercise prices of all options with recorded grant dates between 1994 and 2002 reset to the closing price of the Company’s common stock on the accounting measurement date for each grant when finally determined.

Dr. McGuire and Mr. Lubben have also agreed to increase the exercise prices of certain post-2002 vested, in-the-money options on a pro rata basis to account for the value attributable to options already exercised with recorded grant dates in the relevant time period.

Additionally, discussions are ongoing between Dr. McGuire and the Company regarding the terms of his departure and no resolution has been reached. These discussions will likely not be completed until after his departure.

A copy of the press release announcing the matters stated above is filed herewith as Exhibit 99.1 and is incorporated in this Item 5.02 by reference.

Item 8.01 Other Events.

The Company also announced in the press release that it will delay filing its Form 10-Q for the quarter ended September 30, 2006. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.

Separately, as announced on October 15, 2006, the Board separated the positions of Chairman of the Board and Chief Executive Officer and elected Richard T. Burke to the position of Chairman of the Board (the “Chairman”). On November 7, 2006, the Board authorized the Chairman to receive an additional cash retainer of $300,000 annually.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Employment Agreement, effective as of November 7, 2006, by and between Stephen J. Hemsley and UnitedHealth Group Incorporated

99.1	Press release dated November 8, 2006

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

UnitedHealth Group and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this report, in presentations, press releases, filings with the Securities and Exchange Commission, reports to shareholders and in meetings with analysts and investors. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and unknown certainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our stock option programs (including the consequences of our determination that the Company’s financial statements for the years ended 1994 to 2005, the interim periods contained therein, the quarter ended March 31, 2006 and all earnings and press releases, including for the quarters ended June 30, 2006 and September 30, 2006, and similar communications issued by the Company for such periods and the related reports of the Company’s independent registered public accounting firm should not be relied upon, the consequences of the resulting restatement of our financial statements for those periods, and delays in filing our quarterly reports on Form 10-Q for the second and third quarters of 2006), related governmental reviews by the SEC, IRS, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, and related shareholder derivative actions, shareholder demands and purported securities class actions, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; and anticipated benefits of acquiring PacifiCare that may not be realized.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006

UNITEDHEALTH GROUP INCORPORATED

By:	/s/ Dannette L. Smith
Dannette L. Smith
Deputy General Counsel &
Assistant Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Employment Agreement, effective as of November 7, 2006, by and between Stephen J. Hemsley and UnitedHealth Group Incorporated

99.1	Press release dated November 8, 2006